Exhibit 99

MALIBU BOATS, INC. ANNOUNCES THIRD QUARTER FISCAL 2014 RESULTS
Net Sales Increased 6.9% to $50.3 million
Adjusted EBITDA Increased 12.9% to $10.1 million
Adjusted EBITDA Margin Increased to a Third Quarter Record of 20.0%

Loudon, TN - May 7, 2014 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the third quarter of fiscal 2014 ended March 31, 2014.
Highlights for the Third Quarter of Fiscal 2014

•
Net sales for the third quarter of fiscal 2014 increased 6.9% to $50.3 million compared to the third quarter of fiscal 2013. Unit volume increased 2.9% to 788 boats and net sales per unit increased 3.9% during the same period to $63,823.

•	Gross profit for the third quarter of fiscal 2014 increased 7.2% to $13.4 million compared to the third quarter of fiscal 2013.

•
Adjusted EBITDA for the third quarter of fiscal 2014 increased 12.9% to $10.1 million compared to the third quarter of fiscal 2013 and Adjusted EBITDA margin increased 100 basis points during the same period to a third quarter record of 20.0%.

•
Adjusted fully distributed net income for the third quarter of fiscal 2014 was $4.4 million, or $0.20 per share, on a fully distributed weighted average share count of 22.4 million shares of Class A Common Stock.

Jack Springer, Chief Executive Officer, stated, "We had another very strong quarter - delivering on every operating and financial metric across the board. Throughout the quarter, deliveries and orders remained strong and sales growth was once again driven by increases in both unit volume and average selling price. Both Malibu and Axis performed very well and our new product introductions continued to create a lot of excitement with our dealers and customers. The proof was in our adjusted EBITDA margin, which increased to a third quarter record of 20%. This is the highest third quarter margin in the company’s history and we continue to take a balanced approach to driving profitable growth."
 Mr. Springer continued, "Looking forward to the new model year, we will continue to build on our momentum in the marketplace by launching a number of new and exciting products and features. While it’s still a little premature to discuss the details, these will include new or completely remodeled boats and a number of features and innovations that are designed to deliver never-before-seen features in our segment and further expansion of our 'integrated surf package' across our line of products. We are very excited about the new model year and believe we are well positioned for continued growth, profitability and further distinguishing ourselves from the competition."

Exhibit 99

Results of Operations for the Third Quarter of Fiscal 2014

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
	(In thousands, except unit volume)
Net sales	$50,293	$47,062	$137,535	$118,039
Cost of sales	36,892	34,561	101,417	88,376
Gross profit	13,401	12,501	36,118	29,663
Operating expenses:
Selling and marketing	1,512	1,524	4,454	3,794
General and administrative	10,299	4,150	15,322	11,302
Amortization	1,294	1,294	3,883	3,883
Operating income	296	5,533	12,459	10,684
Other income (expense):
Other	—	3	9	8
Interest expense	(1,207)	(335)	(2,980)	(1,085)
Other expense, net	(1,207)	(332)	(2,971)	(1,077)
Net (loss) income before provision for income taxes	(911)	5,201	9,488	9,607
Provision for income taxes	76	—	76	—
Net (loss) income	(987)	5,201	9,412	9,607
Net (loss) income attributable to non-controlling interest	(617)	5,201	9,782	9,607
Net loss attributable to Malibu Boats, Inc.	$(370)	$—	$(370)	$—

Unit Volumes	788	766	2,111	1,917
Net Sales Price per Unit	$64	$61	$65	$62
Net sales for the three month period ended March 31, 2014 increased 6.9% to $50.3 million from $47.1 million for the three month period ended March 31, 2013. The increase in net sales was the result of a 2.9% increase in the number of boats sold to 788 from 766 and a 3.9% increase in net sales per unit to $63,823 from $61,440 in the comparable fiscal third quarter last year. The increase in units sold was attributable to strong, continued consumer demand for our boats, bolstered by the introduction of our new models and features. The increase in net sales per unit was primarily driven by new boat models and increased sales of larger boats, including the Wakesetter 23 LSV and Axis A24, as well as sales of the Company’s Surf Gate system on all Axis models.
Gross profit for the three month period ended March 31, 2014 increased 7.2% to $13.4 million from $12.5 million for the three month period ended March 31, 2013. Gross margin increased slightly to 26.6% compared to the fiscal third quarter of last year. The increase in gross profit resulted primarily from the increase in volumes and higher average selling prices due to options, features, and new boat models.
Selling and marketing expense for the three month periods ended March 31, 2014 compared to the three months ended March 31, 2013 was slightly lower at $1.5 million. As a percentage of net sales, selling and marketing expenses decreased 20 basis points to 3.0% from 3.2% of sales in the comparable fiscal third quarter of last year.
General and administrative expenses, excluding amortization expense, for the three month period ended March 31, 2014 increased $6.1 million to $10.3 million from $4.2 million for the three month period ended March 31, 2013. The increase in general and administrative expenses is due primarily to one-time charges of $6.3 million incurred in connection with our recapitalization and IPO on February 5, 2014. Excluding these charges, general and administrative expenses decreased 4.8% to $4.0 million for the three months ended March 31, 2014 compared to the three months ended March 31, 2013. Amortization expense was $1.3 million for the three month period ended March 31, 2014 and March 31, 2013.

Exhibit 99

Operating income for the three month period ended March 31, 2014 decreased to $0.3 million from $5.5 million for the three month period ended March 31, 2013 due to one-time charges of $6.3 million incurred in connection with our recapitalization and IPO on February 5, 2014. Excluding these charges, Adjusted EBITDA for the three month period ended March 31, 2014 increased 12.9% to $10.1 million from $8.9 million for the three month period ended March 31, 2013. Adjusted EBITDA margin increased 100 basis points in the third quarter of fiscal 2014 to a third quarter record of 20.0%.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss third quarter fiscal 2014 results today, May 7, 2014, at 4:30 p.m. Eastern Standard Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #35575921. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the company’s website for twelve months.
About Malibu Boats, Inc.
Malibu Boats is a leading designer, manufacturer and marketer of performance sport boats, with the #1 market share position in the United States since 2010. The Company has two brands of performance sport boats, Malibu and Axis Wake Research (Axis). Since inception in 1982, the Company has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release concerning our ability to benefit from our market position in the performance sport boat industry and a recovery in the overall segment.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Fully Distributed Net Income. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual

Exhibit 99

or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring and non-operating expenses, including severance and relocation, management fees and expenses, certain professional fees and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow management to evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods, capital structure and non-recurring and non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all LLC Units into shares of Class A common stock, which results in the elimination of noncontrolling interest in the LLC, and (iv) reflecting an adjustment for income tax expense on pro forma fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc, before non-recurring or non-cash items and the effects of noncontrolling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash (stock-based compensation) and non-recurring items (strategic and financial restructuring expenses), and eliminates the variability of noncontrolling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock.
A reconciliation of our historical and pro forma net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our pro forma net income attributable to Malibu Boats, Inc. stockholders to pro forma Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

ICR
John Rouleau/Rachel Schacter
(203) 682-8200
John.Rouleau@icrinc.com
Rachel.Schacter@icrinc.com

Media Contact

Malibu Boats, Inc.
Mike Quinlan
Director of Marketing
(865) 458-5478

Exhibit 99

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net sales	$50,293	$47,062	$137,535	$118,039
Cost of sales	36,892	34,561	101,417	88,376
Gross profit	13,401	12,501	36,118	29,663
Operating expenses:
Selling and marketing	1,512	1,524	4,454	3,794
General and administrative	10,299	4,150	15,322	11,302
Amortization	1,294	1,294	3,883	3,883
Operating income	296	5,533	12,459	10,684
Other income (expense):
Other	—	3	9	8
Interest expense	(1,207)	(335)	(2,980)	(1,085)
Other expense	(1,207)	(332)	(2,971)	(1,077)
Net (loss) income before provision for income taxes	(911)	5,201	9,488	9,607
Provision for income taxes	76	—	76	—
Net (loss) income	$(987)	$5,201	$9,412	$9,607
Net (loss) income attributable to non-controlling interest	(617)	5,201	9,782	9,607
Net loss attributable to Malibu Boats, Inc.	$(370)	$—	$(370)	$—

Weighted average shares outstanding used in computing net loss per share:
Basic	11,054,830
Diluted	22,028,476
Net loss available to Class A Common Stock per share:
Basic	$(0.03)
Diluted	$(0.04)

Exhibit 99

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	March 31, 2014	June 30, 2013
Assets
Current assets
Cash	$5,321	$15,957
Trade receivables, net	8,999	7,642
Inventories, net	17,346	11,639
Deferred tax asset	328	—
Prepaid expenses	1,239	223
Total current assets	33,233	35,461
Property and equipment, net	9,354	6,648
Goodwill	5,718	5,718
Other intangible assets	13,652	17,535
Debt issuance costs, net	—	531
Deferred tax asset	18,634	—
Other assets	34	34
Total assets	$80,625	$65,927
Liabilities
Current liabilities
Current maturities of long-term debt	$14	$3,326
Accounts payable	15,135	11,655
Accrued expenses	11,565	10,524
Total current liabilities	26,714	25,505
Deferred gain on sale-leaseback	137	145
Payable pursuant to tax receivable agreement	13,636	—
Long-term debt, less current maturities	—	20,263
Total liabilities	40,487	45,913
Commitments and contingencies (See Note 13)
Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 11,054,830 shares issued and outstanding as of March 31, 2014; none authorized, issued or outstanding as of June 30, 2013	110	—
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 34 shares issued and outstanding as of March 31, 2014; none authorized, issued or outstanding as of June 30, 2013	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of March 31, 2014; none authorized, issued or outstanding as of June 30, 2013	—	—
Class A Units, no units authorized, issued and outstanding as of March, 31, 2014 and 37,000 units authorized, 36,742 units issued and outstanding as of June 30, 2013	—	16,978
Class B Units, no units authorized, issued and outstanding as of March 31, 2014 and 3,885 units authorized, issued and outstanding as of June 30, 2013	—	(2,417)
Class M Units, no units authorized, issued and outstanding as of March, 31, 2014 and 2,658 units authorized, 1,421 units issued and outstanding as of June 30, 2013	—	(460)
Additional paid in capital	22,720	—
Accumulated (deficit) earnings	(370)	5,913
Total stockholders' equity attributable to Malibu Boats, Inc./members' equity	22,460	20,014
Non-controlling interest	$17,678	$—
Total stockholders’/members' equity	$40,138	$20,014
Total liabilities and equity	$80,625	$65,927

Exhibit 99

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Malibu Boats, Inc. and Subsidiaries
	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
Net (loss) income	$(987)	$5,201	$9,412	$9,607
Provision for income taxes	76	—	76	—
Interest expense	1,207	335	2,980	1,085
Depreciation and amortization	1,739	1,573	5,010	4,720
Severance and relocation [1]	—	—	—	192
Management fees and expenses [2]	4,541	750	4,584	2,860
Professional fees [3]	749	1,032	1,503	2,661
Stock based compensation expense [4]	2,077	31	2,141	95
Strategic and financial restructuring expenses [5]	670	—	1,222	—
Adjusted EBITDA	$10,072	$8,922	$26,928	$21,220
Adjusted EBITDA margin	20.0%	19.0%	19.6%	18.0%

(1)	Represents one-time employment related expenses, including a severance payment to a former executive, and costs to relocate certain departments from California to our Tennessee facility.
(2)
Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million.

(3)	Represents legal and advisory fees related to our refinancing activities and legal expenses related to our litigation with Pacific Coast Marine Windshields Ltd. and Nautique Boat Company, Inc.
(4)
Represents equity-based incentives awarded to certain of our employees including a $1.8 million stock compensation charge as a result of the modification of certain profit interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO.

(5)	Represents legal, accounting and other expenses directly related to the Recapitalization and IPO.

Exhibit 99

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table sets forth a reconciliation of net income attributable to Malibu Boats, Inc. stockholders to Adjusted Fully Distributed Net Income for the periods presented (dollars in thousands, except per share data):

	Malibu Boats, Inc. and Subsidiaries
	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

Net (loss) income attributable to Malibu Boats, Inc. shareholders	$(370)	$—	$(370)	$—
Income tax benefit	76	—	76	—
Stock based compensation expense	2,077	31	2,141	95
Management fees and expenses	4,541	750	4,584	2,860
Professional fees	749	1,032	1,503	2,661
Strategic and financial restructuring expenses	670	—	1,222	—
Net (loss) income attributable to non-controlling interest [1]	(617)	5,201	9,782	9,607
Fully distributed net income before income taxes	7,126	7,014	18,938	15,223
Income tax expense on fully distributed income before income taxes [2]	2,682	2,639	7,126	5,728
Adjusted Fully Distributed Net Income	4,444	4,375	11,812	9,495

Adjusted Fully Distributed Net Income per share of Class A Common Stock [3]:
Basic	$0.20	$0.20	$0.53	$0.42
Diluted	$0.20	$0.20	$0.53	$0.42

Weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income [4]:
Basic	22,428,567	22,428,567	22,428,567	22,428,567
Diluted	22,428,567	22,428,567	22,428,567	22,428,567

(1)	Reflects the elimination of the non-controlling interest in the LLC as if all member owners had fully exchanged their LLC Units for shares of Class A Common Stock.
(2)
Reflects income tax expense at an estimated annual effective income tax rate of 37.6% of income before income taxes assuming the conversion of all LLC Units into shares of Class A Common Stock and the tax impact of excluding strategic and financial restructuring expenses. The estimated annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, and state taxes attributable to the LLC.

(3)	Adjusted fully distributed net income divided by the weighted average shares of Class A Common Stock outstanding in (4) below.
(4)
Represents the total number of shares of Class A Common Stock outstanding including all 11,373,737 remaining LLC Units as if they were exchanged on a one-for-one basis for the Company's Class A Common Stock.